UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. )
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DOUBLE EAGLE PETROLEUM CO.
(Name of Registrant as Specified in Its Charter)
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DOUBLE EAGLE PETROLEUM CO.
777 Overland Trail
Casper, Wyoming 82601
(307) 237-9330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 29, 2008

To our stockholders:

The Annual Meeting of Stockholders of Double Eagle Petroleum Co., a Maryland corporation (the “Company”), will be held on May 29, 2008, at 1:00 P.M. (Mountain Standard Time) at the Grand Hyatt Denver, 1750 Welton St, Denver, Colorado 80202, for the following purposes:

1. To elect one director to the Company’s Board of Directors; and

2. To transact any other business that properly may come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 11, 2008 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors

Carol A. Osborne
Corporate Secretary

Casper, Wyoming
April 16, 2008

The form of proxy is enclosed. To assure that your shares will be voted at the meeting, please complete and sign the enclosed proxy and return it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

PROXY STATEMENT

DOUBLE EAGLE PETROLEUM CO.
777 Overland Trail
Casper, Wyoming 82601
(307) 237-9330

ANNUAL MEETING OF STOCKHOLDERS
To be held May 29, 2008

GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the management of Double Eagle Petroleum Co. (“Double Eagle”, the “Company”, “we”, “us” or “our”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 29, 2008, at 1:00 P.M. (Mountain Standard Time) at the Grand Hyatt Denver, 1750 Welton St, Denver, Colorado 80202, and at any adjournment of the Annual Meeting. It is planned that this Proxy Statement and the accompanying proxy will be mailed to the Company’s common stockholders on or about April 16, 2008.

Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company’s corporate secretary, or by electing to vote in person at the Annual Meeting.

The shares of common stock represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares of common stock represented by proxies will be voted for the nominee for director whose name is set forth on the proxy card.

The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to our common stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, officers and regular employees of the Company may make solicitations of proxies by telephone or telegraph or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s common shares held of record by such persons, and the Company will reimburse them for their related charges and expenses. All voting rights are vested exclusively in the holders of the Company’s $0.10 par value common stock, with each share entitled to one vote. Only common stockholders of record at the close of business on April 11, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On April 11, 2008, the Company had 9,148,105 shares of its common stock outstanding. Cumulative voting is not permitted in the election of directors or otherwise.

A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy being solicited by this proxy statement requests authority for the proxy holders, in their discretion, to vote the stockholders’ common shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting. Under the rules applicable to broker-dealers, the proposal for the election of a director is considered to be a routine matter upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For such non-routine matters, the broker cannot vote either way and reports the number of such shares as “non-votes.” Because all matters to be voted upon at the Annual Meeting are routine matters and give brokers discretionary voting powers, there will not be any broker non-votes. Votes at the

Annual Meeting of Stockholders will be counted by an inspector of election, who will be appointed by our Board of Directors or the chairman of the Annual Meeting.

Our Annual Report to stockholders, including financial statements for the fiscal year ended December 31, 2007, is being mailed to stockholders with this proxy statement, but that Annual Report does not constitute part of the proxy soliciting material.

AVAILABLE INFORMATION

Copies of the Annual Report are being sent to each stockholder with this proxy statement. Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2007 to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on April 11, 2008. Any request for a copy of this report should be mailed to John Campbell, Investor Relations, Double Eagle Petroleum Co., 1675 Broadway, Suite 2200, Denver, Colorado, 80202. Stockholders may also receive copies of our reports filed with the Securities and Exchange Commission (“SEC”) by accessing the SEC’s website at http://www.sec.gov/.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

The business and affairs of the Company are managed under the direction of our Board of Directors (the “Board”). Our Board currently has four members: Richard Dole (Chairman-elect), Sigmund Balaban, Roy G. Cohee and Stephen H. Hollis. Currently, each director holds office until the expiration of their respective terms and until the election and qualification of the director’s successor.

The Board of Directors met eight times during the fiscal year ended December 31, 2007 and each director attended 100% of the Board meetings. The Company does not have a formal policy regarding directors’ attendance at the Annual Meeting; however, all incumbent directors, as well as the nominee for election as director, are encouraged to attend. All incumbent directors attended the 2007 Annual Meeting held on May 22, 2007.

Director Independence

Each of our directors, except for Mr. Hollis, qualifies as an “independent director” as defined under the published listing requirements of The NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company with regard to each director’s business and personal activities as they may relate to Double Eagle and Double Eagle’s management. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the SEC for members of audit committees.

Committees

The standing committees of the Board include the Audit Committee and the Compensation Committee, each consisting entirely of non-employee independent directors. The Board has not appointed a nominating committee. The Committees of the Board, including the members of each committee, are described below.

Audit Committee

The Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Company. Our Audit Committee employs an independent registered public accounting firm to audit the financial statements of the Company and perform other assigned duties. Further, our Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of the Company’s internal controls. In fulfilling its responsibilities, our Audit Committee may rely on the reports, findings and representations of the Company’s auditors, legal counsel, and responsible officers.

Each member of the Audit Committee is “financially literate” as required by NASDAQ rules. The Audit Committee also includes at least one member, Richard Dole, who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules. Stockholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

The Audit Committee met five times during the fiscal year ended December 31, 2007, and all members of the Audit Committee participated in all the meetings, except that Mr. Cohee was unable to attend one of the meetings. The Audit Committee currently consists of Messrs. Dole (Chairman), Balaban and Cohee.

A copy of our Audit Committee’s report for the 2007 fiscal year can be found on page 4 of this proxy statement.

A copy of our Audit Committee charter can be found on our website at http://www.dble.us/html/charter.htm The Audit Committee reviews and assesses the adequacy of the Audit Committee charter annually.

Compensation Committee

Our Compensation Committee carries out the responsibilities, and exercises the authority, of our Board with respect to matters relating to the compensation of executive officers and directors of the Company to the extent assigned by the Board. The Compensation Committee is generally responsible for:

•	reviewing and approving the corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluating his performance in light of those goals and objectives, and based on that evaluation, establishing his compensation;

•	reviewing and approving the compensation of the other executive officers of the Company;

•	reviewing and recommending new incentive-compensation and equity-based incentive plans and changes to existing plans to the Board for approval;

•	administering all short-term and long-term incentive compensation plans, including establishing annual performance goals for the executive officers, certifying achievement of performance goals and approving awards payable thereunder; and

•	reviewing and approving other compensation arrangements with officers of the Company.

Our Compensation Committee conducts an annual review of our compensation program. The Compensation Committee met twice during the fiscal year ended December 31, 2007 and all members of the Compensation Committee participated in the meetings. The Compensation Committee currently consists of Messrs, Cohee (the Committee Chairman), Balaban and Dole.

For a more detailed discussion of the processes employed by our Compensation Committee in determining executive officer compensation, as well as the role of our management in assisting the Committee, see “Executive Compensation Discussion and Analysis” beginning on page 8 of this proxy statement. Currently, the Compensation Committee does not have a charter.

Compensation Committee Interlocks and Insider Participation

Messrs. Cohee (the Committee Chairman), Balaban and Dole serve on the Company’s Compensation Committee. None of these individuals is or has been an officer or employee of the Company during the last fiscal year or as of the date of this proxy statement or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee of the Company. No executive officer of the Company served as a director of another entity that had an executive officer serving on the Compensation Committee of the Company. Finally, no executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.

Audit Committee Report

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the unaudited financial statements included in the Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year ended December 31, 2007.

The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the auditors with the Committee under the Statement on Auditing Standard No. 61, as amended. In addition, the Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The Committee considered whether the auditors’ providing services on behalf of the Company other than audit services is compatible with maintaining the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for the audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Committee also selected the Company’s independent auditors.

The Audit Committee

Richard Dole (Chairman)
Sigmund Balaban
Roy G. Cohee

Employee Code of Business Conduct and Code of Ethics and Reporting of Accounting Concerns

We have adopted an Employee Code of Business Conduct and Ethics (the “Code of Conduct”). We require all employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

The Code of Conduct includes a Code of Ethics for our Chief Executive Officer, our Chief Financial Officer, our Controller and all other financial officers and executives. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. The Code of Conduct can be found on our website at http://www.dble.us.

Further, we have established “whistle-blower procedures” which provide a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide substantial protections to employees who report company misconduct.

Shareholder Communications to the Board

Stockholders wishing to send communications to the Board may contact Richard Dole, our Chairman of the Board, at our principal executive office address. All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table summarizes certain information as of March 31, 2008 with respect to the beneficial ownership of our common stock, $0.10 par value per share (the “Common Stock”), and of our Series A preferred stock, $0.10 par value per share (the “Preferred Stock”) (i) by our directors, (ii) by our named executive officers, (iii) by stockholders known by us to own 5% or more of our Common Stock or of our Preferred Stock, and (iv) by all executive officers and directors as a group. As of March 31, 2008, we had 9,148,105 shares of Common Stock and 1,610,000 shares of Preferred Stock issued and outstanding. Amounts shown for our Common Stock include options that are currently exercisable or that may be become exercisable within 60 days of March 31, 2008.

		As of March 31, 2008
				Percentage of
				Class
		Number of		Beneficially
Name and Address of Beneficial Owner	Class of Stock	Shares		Owned

Stephen H. Hollis	Common Stock	741,200	(1)	8.1%
777 Overland Trail Casper, Wyoming 82601
Sigmund Balaban	Common Stock	13,667	(2)		*
777 Overland Trail Casper, Wyoming 82601
Roy G. Cohee	Common Stock	49,492	(2)		*
777 Overland Trail
Casper, Wyoming 82601
Richard Dole	Common Stock	15,967	(2)		*
777 Overland Trail
Casper, Wyoming 82601
Kurtis S. Hooley	Common Stock	4,000	(3)		*
777 Overland Trail
Casper, Wyoming 82601
D. Steven Degenfelder	Common Stock	112,620	(4)	1.2%
777 Overland Trail
Casper, Wyoming 82601
Robert R. Reiner	Common Stock	10,000	(5)		*
777 Overland Trail
Casper, Wyoming 82601
Carol Osborne	Common Stock	40,270	(6)		*
777 Overland Trail
Casper, Wyoming 82601
Directors and Officers as a group		987,216	(1)(6)	10.8%
(Eight persons)

Name and Address	Class of Stock	Number of Shares		Percentage of Class

The State Teachers Retirement Board of	Common Stock	600,000	(7)	6.56%
Ohio, 31-1312155
275 East Broad Street
Columbus, Ohio 43215
First Trust Portfolios L.P.	Preferred Stock	120,000	(8)	7.50%
1001 Warrenville Road
Lisle, Illinois 60532

*	Less than one percent.

(1)	Includes options held by Mr. Hollis to purchase 28,000 shares of Common Stock for $14.00 per share that will expire in tranches of 7,000 shares on March 23, 2009, 2010, 2011 and 2012, respectively. In addition to 363,200 shares of Common Stock owned directly by Mr. Hollis, the table above includes 350,000 shares of

Common Stock owned by Hollis Oil & Gas Co. Mr. Hollis is an officer, director and 51 percent owner of Hollis Oil & Gas Co.

(2)	Includes options held by each of Messrs Dole, Cohee and Balaban (a) to purchase 5,000 shares of Common Stock for $18.52 per share that will expire of June 14, 2008, and (b) to purchase 5,000 shares of Common Stock for $16.21 per share that will expire on June 7, 2009.

(3)	Includes options held by Mr. Hooley to purchase 4,000 shares of Common Stock for $20.43 per share that will expire March 12, 2012.

(4)	Includes options held by Mr. Degenfelder to purchase 24,000 shares of Common Stock for $14.00 per share that will expire in tranches of 6,000 shares of Common Stock on March 23, 2009, 2010, 2011 and 2012, respectively.

(5)	Includes options held by Mr. Reiner to purchase 8,500 shares of Common Stock for $18.52 per share that will expire December 1, 2010.

(6)	Includes options held by Ms. Osborne to purchase 20,000 shares of Common Stock for $14.00 per share that will expire in tranches of 4,000 shares of Common Stock on March 23, 2009, 2010, 2011, 2012 and 2013, respectively.

(7)	Information obtained from a Schedule 13G dated January 25, 2008.

(8)	Information obtained from a Schedule 13G dated January 11, 2008. First Trust Portfolios L.P. shares voting and dispositive power of the shares with First Trust Advisors L.P. and The Charger Corporation.

There are no shares of Common Stock or Preferred Stock pledged as security by any named executive officer, director, or director nominee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock or Preferred Stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock, Preferred Stock or other equity securities. We believe that during the fiscal year ended December 31, 2007, our officers, directors and holders of more than 10% of our outstanding Common Stock or Preferred Stock, as applicable, complied with all Section 16(a) filing requirements. In making these statements, we have relied upon the written representations of our directors and officers and review of all Section 16 filings with the SEC.

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

Compensation Committee Report

We have reviewed and discussed with management certain Executive Compensation Discussion and Analysis provisions to be included in the Company’s 2008 Shareholder Meeting Schedule 14A Proxy Statement, filed Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”). Based on our reviews and discussions with management, we recommend to the Board of Directors that the Compensation Discussion and Analysis set forth below be included in the Company’s Proxy Statement.

The Compensation Committee

Roy G. Cohee (Chairman)
Sigmund Balaban
Richard Dole

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act unless the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Executive Compensation Discussion and Analysis

Our executive compensation philosophy, policies and programs are developed and overseen by the Compensation Committee of the Board of Directors.

The Compensation Committee approves compensation to all senior executives, including but not limited to, executive officers of the Company. The goal of the Company’s compensation program is to compensate executives in a way that reinforces decisions and actions that will drive long-term sustainable growth, leading in turn to increased stockholder value. To achieve these goals, the Company must attract, retain and motivate highly qualified executives. Consideration is also given to individual performance, competitive compensation practices, market economics and other factors.

The Company believes the design of its total executive compensation program provides executives the incentive to maximize long-term operational performance using sound financial controls and high standards of integrity. The Company also believes that total compensation for each executive should be commensurate with the achievement of specific short-term and long-term operational, financial and strategic objectives.

Currently, short-term compensation (salary and bonus) and long-term incentive compensation (stock options) are used to achieve the goal of driving sustainable growth. Each year the Company, through the Compensation Committee, carefully determines the percentage mix of compensation instruments that are best suited to achieve maximum sustainable growth. This is not a mechanical process, and the members of the Compensation Committee use their respective judgment and experience in determining the mix of compensation for each named executive officer (“NEO”).

The discussion below describes the Company’s philosophy and approach to executive compensation.

Elements of the Company’s Compensation Program

The elements of our executive compensation programs consist primarily of the following:

•	Base salary;

•	Annual performance-based cash bonus; and

•	Long-term stock incentive plans which the Company considers essential to attract retain and reward key personnel.

Collectively, these programs are designed to promote the strategic objectives that are critical to the long-term success of the Company.

Short-term Compensation

Base Salary.  Individual base salaries are determined based on a subjective evaluation considering peer-company market data, the NEO’s performance and the length of time the NEO has been in the position. In the first quarter of each year, our executive management team, which typically includes our CEO, CFO and Vice Presidents, evaluates each NEO’s performance for the prior year in light of individual objectives set during the prior year’s evaluation process. Such evaluations are relied upon to a large extent by the Compensation Committee in determining executive compensation. The NEO’s individual performance and significant contributions to the strategic direction of the Company for the prior year are evaluated by the Compensation Committee at the same time. The Compensation Committee then reviews base compensation for all NEOs, and sets performance guidelines for the following year. Any adjustments to base compensation reflect each NEO’s contribution to the performance of the Company, competitive market data, affordability and current salary levels, as appropriate.

Annual Performance-Based Cash Bonus.  Cash bonus awards, if any, are based on the financial performance of the Company and the NEO’s individual performance during the year, and are paid in cash in or about March of each year. In determining whether to grant cash bonus awards, the Compensation Committee places emphasis first upon the financial performance of the Company, and secondarily upon individual performance, including the NEO’s continued employment with the Company, as described below.

Financial Performance.  Financial performance is assessed at the end of each year by the Compensation Committee, based upon actual business results versus predetermined business objectives. A significant guide to the financial performance of the Company used in the assessment process is the performance of the Company’s Common Stock. The financial performance of the Company is measured at the corporate level or a combination of corporate and/or operations, as appropriate, depending on the NEO’s responsibilities.

Individual Performance.  Individual performance, which is determined during the evaluation process described in “Base Salary” above, is based on actual performance of the individual versus preset objectives. The Compensation Committee may also take into account additional considerations, including the NEO’s continued employment with the Company, that are deemed fundamental.

The Compensation Committee carefully considers the state of the Company’s business and what measures are most likely in present circumstances to lead to sustainable growth.

Long-Term Incentive Compensation

Long-term incentive compensation is provided in the form of stock incentive arrangements, and is a portion of the total compensation package for NEOs, as well as an important retention tool. The purpose of stock incentive arrangements is to provide equity compensation that provides value to NEOs when value is also provided for the stockholders. Grant levels are determined based on individual performance, potential and level of responsibility. The history of past grants, time in current position and any change in responsibility are also considered.

Stock incentives are generally granted to an NEO or other employees of the Company on the final business day of March of each year, and, for newly hired or appointed NEOs or employees, may be granted on the hiring or appointment date. Stock incentives are not normally granted at any other time during the course of the year. Stock options granted to our NEOs generally are issued at an exercise price equal to the closing market price of the Company’s common stock on the grant date, and vest over a defined time period. We do not plan or practice, nor have we historically planned or practiced, the timing of stock option grants to our current or new employees in coordination with the release of material non-public information. Furthermore, we do not time, nor have we historically timed, the release of material non-public information for the purpose of affecting the value of our executive compensation.

Additionally, the Company maintains a Simplified Employee Pension Plan covering substantially all NEOs or other employees of the Company meeting minimum eligibility requirements. Employer contribusions are determined solely at management’s discretion, and are currently equal to 10% of the employee’s base pay once the employee has reached one year of service with the Company.

Executive Compensation

The following table sets forth in summary form the compensation earned during the years ended December 31, 2006 and 2007 by our Chief Executive Officer, our Chief Financial Officer, and up to three additional most highly compensated executive officers, each of whom had total compensation (as defined by the SEC) exceeding $100,000. There were no other executive officers employed as of December 31, 2007 whose total compensation exceeded the above threshold. The individuals named in the following table are referred to collectively as the “Named Executive Officers” or the “NEOs.”

Summary Compensation Table

					Option	All Other
Name and Principal Position			Salary	Bonus	Awards(1)	Compensation	Total

Kurtis S. Hooley,	2007	(2)	$169,653	$25,000	$31,754	$—	$226,407
Chief Financial Officer
D. Steven Degenfelder,	2007		$153,750	$25,000	$37,415	$16,050	$232,215
Vice President, Land	2006		$136,667	$15,000	$37,415	$13,500	$202,582
Carol A. Osborne,	2007		$82,500	$7,500	$24,944	$—	$114,944
Corporate Secretary	2006		$75,000	$7,500	$24,944	$—	$107,444
Stephen H. Hollis,	2007	(4)	$249,995	$—	$43,651	$23,249	$316,895
Former Chief Executive Officer and	2006		$197,917	$—	$43,651	$20,000	$261,568
President(3)
Lonnie R. Brock,	2007	(5)	$178,750	$—	$18,810	$—	$197,560
Former Chief Financial Officer	2006	(6)	$87,500	$25,000	$16,349	$—	$128,849
C.K. Adams,	2007	(7)	$118,750	$—	$36,894	$—	$155,644
Former Vice President, Engineering & Production	2006		$173,750	$17,500	$42,917	$—	$234,167

(1)	Compensation cost for option awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings, pursuant to SFAS 123R.

(2)	Mr. Hooley was appointed as the Company’s Chief Financial Officer effective December 31, 2007, as reported in the Company’s Form 8-K filed December 11, 2007. For details concerning Mr. Hooley’s appointment and compensation, see the accompanying narrative section below.

(3)	Mr. Hollis also serves on the Company’s Board of Directors. During periods in which Mr. Hollis receives employee compensation from the Company, he does not receive any additional compensation for his service on the Board.

(4)	Mr. Hollis resigned from his positions as the Chief Executive Officer and President and Chairman of the Board of Directors, effective December 31, 2007, as reported in the Company’s Form 8-K filed December 11, 2007. Mr. Hollis currently remains a director on our Board of Directors.

(5)	Mr. Brock resiged from his position as the Chief Financial Officer effective December 31, 2007, as reported in the Company’s Form 8-K filed December 11, 2007.

(6)	Mr. Brock’s employment with the Company started on July 1, 2006. For details concerning Mr. Brock’s appointment and compensation, see the accompanying narrative section below.

(7)	Mr. Adams retired from his position as Vice President, Engineering & Production effective September 1, 2007.

The Compensation Committee believes that each of the Named Executive Officers’ salary and bonus levels were appropriate given the financial performance of the Company in fiscal year 2007 and 2006, as well as each executive officer’s contribution to the performance of the Company.

Effective December 31, 2007, Mr. Hooley became the Company’s Chief Financial Officer. Mr. Hooley’s annual base salary was increased to $200,000, effective with his appointment as the Company’s Chief Financial Officer. On September 1, 2006, Mr. Hooley was granted 20,000 options to purchase shares of the Company’s common stock, pursuant to the Company’s 2002 Stock Option Plan. The purchase price of each option was $20.43 per share, equivalent to the closing market price of the Company’s common stock on September 1, 2006. The options are subject to a vesting period of 20% per year for each of the following five years. Mr. Hooley’s total compensation for 2007 includes compensation cost recognized in 2007 for these option awards.

During the first quarter of 2006, the annual base salary of Mr. Degenfelder was adjusted from $125,000 to $135,000, and during the fourth quarter of 2006, the annual base salary of Mr. Degenfelder was adjusted from $135,000 to $150,000 to better align Mr. Degenfelder’s compensation with the market. Mr. Degenfelder’s annual base salary was increased to $155,000 during the second quarter of 2007. In making the adjustments, the Compensation Committee also considered Mr. Degenfelder’s past performance and the length of time he had held his executive position within the Company. On March 23, 2004, Mr. Degenfelder was granted 30,000 options to purchase shares of the Company’s common stock, pursuant to the Company’s 2003 Stock Option Plan. The purchase price of each option was $14.00 per share, equivalent to the closing market price of the Company’s common stock on March 23, 2004. The options are subject to a vesting period of 20% per year for each of the following five years. Mr. Degenfelder’s total compensation for 2007 and 2006 includes compensation cost recognized in 2007 and 2006, respectively, for these option awards.

Mr. Hollis served as President and Chief Executive Officer of the Company through December 31, 2007. During the first quarter of 2006, Mr. Hollis’ annual base salary of $175,000 was increased to $200,000, and during the second quarter of 2007 Mr. Hollis’ annual base salary was increased to $266,660. Both increases were determined after an assessment performed by the Compensation Committee of Mr. Hollis’ individual performance and contributions to the strategic direction of the Company. On March 23, 2004, Mr. Hollis was granted 35,000 options to purchase shares of Common Stock Option Plan. The purchase price of each option was $14.00 per share, equivalent to the closing market price of the Company’s common stock on March 23, 2004. The options are subject to a vesting period of 20% per year for each of the following five years. Mr. Hollis’ total compensation for 2007 and 2006 includes compensation cost recognized in 2007 and 2006, respectively, for these option awards.

Mr. Brock served as Chief Financial Officer of the Company from July 1, 2006 to December 31, 2007. Mr. Brock’s annual base salary was $175,000 and during the second quarter of 2007 Mr. Brock’s annual base salary was increased to $180,000. On July 1, 2006, Mr. Brock was granted 25,000 options to purchase shares of the Company’s common stock, pursuant to the Company’s 2003 Stock Option Plan. The purchase price of each option was $16.60 per share, equivalent to the closing market price of the Company’s common stock on July 1, 2006. The options are subject to a vesting period of 20% per year for each of the following five years. These options expired unexercised 90 days subsequent to Mr. Brock’s resignation. Mr. Brock’s total compensation for 2007 and 2006 includes compensation cost recognized in 2007 and 2006, respectively, for these option awards. Effective December 31, 2007, Mr. Brock resigned as Chief Financial Officer of the Company.

During the first quarter of 2006, the annual base salary of Mr. Adams was adjusted from $160,000 to $175,000, to better align Mr. Adams’ compensation with the market. Mr. Adams’ annual base salary was increased to $180,000 during the second quarter of 2007. On May 1, 2005, Mr. Adams was granted 25,000 options to purchase shares of the Company’s common stock, pursuant to the Company’s 2002 Stock Option Plan. The purchase price of each option was $18.01 per share, equivalent to the closing market price of the Company’s common stock on May 1, 2005. The options are subject to a vesting period of 20% per year for each of the following five years. These options expired unexercised 90 days subsequent to Mr. Adams’ retirement. Mr. Adams’ total compensation for 2007 and 2006 includes compensation cost recognized in 2007 and 2006, respectively, for these option awards.

The NEOs did not have any employment agreements with the Company during fiscal 2006 or 2007. The Compensation Committee currently is negotiating an employment agreement with Mr. Hooley and considering other executive and senior management employment contracts.

There were no individual grants of plan-based awards made during the fiscal year ended December 31, 2007 to the Named Executive Officers.

During the year ended December 31, 2007, there were no material modifications made, nor were there any performance or market conditions applicable to any outstanding option agreements held by our NEOs.

The following table sets forth information concerning the current status and value of individual grants of stock options to the Company’s NEOs as of December 31, 2007. For further discussion regarding our stock based compensation plans, refer to Note 7 in the Notes to Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year End

	Option Awards
		Equity
		Incentive Plan
		Awards:
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option
	Options -	Unearned	Option	Expiration
Name and Principal Position	Exerciseable	Options	Exercise Price	Date

Kurtis S. Hooley	4,000	16,000	$20.43	3/1/2012
Chief Financial Officer(1)
D. Steven Degenfelder	18,000	12,000	$14.00	(6)
Vice President, Land(2)
Carol A. Osborne	12,000	8,000	$14.00	(6)
Corporate Secretary(3)
Stephen H. Hollis	21,000	14,000	$14.00	(6)
Former Chief Executive Officer & President(4)
Lonnie R. Brock	5,000	—	$16.60	3/31/2008
Former Chief Financial Officer(5)

(1)	Mr. Hooley was appointed as the Company’s Chief Financial Officer effective December 31, 2007, as reported in the Company’s Form 8-K filed December 11, 2007. For details concerning Mr. Hooley’s appointment and compensation, see the accompanying narrative section above. Mr. Hooley’s stock options were granted on September 1, 2006 and are subject to a vesting period of 20% per year for each of the following five years. Mr. Hooley’s vested stock options will expire and terminate six months after final vesting period is reached.

(2)	Mr. Degenfelder’s stock options were granted on March 23, 2004 and are subject to a vesting period of 20% per year for each of the following five years. Mr. Degenfelder’s vested stock options will expire and terminate on the fifth anniversary of the date it first became exercisable.

(3)	Ms. Osborne’s stock options were granted on March 23, 2004 and are subject to a vesting period of 20% per year for each of the following five years. Mr. Osborne’s vested stock options will expire and terminate on the fifth anniversary of the date it first became exercisable.

(4)	Mr. Hollis’ stock options were granted on March 23, 2004 and are subject to a vesting period of 20% per year for each of the following five years. Mr. Hollis’ vested stock options will expire and terminate on the fifth anniversary of the date they first became exercisable.

(5)	Mr. Brock’s stock options were granted on July 1, 2006 and as of March 31, 2008 are expired.

(6)	Refer to the corresponding footnote for the individual NEO for information regarding the option expiration date.

There were no options exercised during the year ended December 31, 2007 by the NEOs.

Post-Employment and Retirement Payments

The Company maintains a tax-qualified Simplified Employee Pension Plan covering substantially all employees meeting minimum eligibility requirements. Contributions made by the Company are determined solely at management’s discretion, and are currently equal to 10% of the employee’s base pay. During the fiscal year 2007, the Company made contributions to the Named Executive Officers in the amount of $60,041, which is included as part of “All Other Compensation” in the Summary Compensation Table on page 11 of this proxy. The Company has no other deferred compensation or pension plans.

Termination and Change in Control Provisions

We currently do not have any written employment contracts with any of our officers or other employees; however, the Compensation Committee is currently negotiating an employment agreement with Mr. Hooley and considering implementing other executive and senior management agreements. We have no compensatory plan or arrangement that results or will result from the resignation, retirement or any other termination of an executive officer’s employment or from a change-in-control or a change in an executive officer’s responsibilities following a change-in-control.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation paid during the calendar year ended December 31, 2007 to our non-employee directors of the Company (“Outside Directors”).

Director Compensation Table

	Fees Earned
	or Paid in	Stock	Option
Name	Cash(1)	Awards(2)	Awards

Sigmund Balaban(3)	$17,000	$30,000	$—
Roy G. Cohee(4)	$16,500	$30,000	$—
Richard Dole(5)	$17,000	$30,000	$—

(1)	All elements of compensation for each of the Outside Directors are identical. Fees paid in cash represent two payments relating to the fiscal year beginning July 1, 2007 totaling $15,000 for each director, as well as payments received for Board of Director’s or separate Committee meetings for the fiscal year ended June 30, 2007 of $2,000 per director. Mr. Cohee was unable to attend one meeting of the Audit Committee, which resulted in one less $500 payment in 2007.

(2)	Each director was granted 1,667 of stock awards during 2007.

(3)	The aggregate number of stock awards that had been granted to Mr. Balaban as of December 31, 2007 is 3,667. All option awards granted to Outside Directors during the year ended December 31, 2007 required no requisite service period and vested immediately; therefore, compensation cost recognized during the year ended December 31, 2007 equaled the total grant date fair value. Compensation cost for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings, pursuant to Statement of Financial Accounting Standards No. 123(R) (“SFAS 123R”).

(4)	The aggregate number of stock awards that had been granted to Mr. Cohee as of December 31, 2007 is 11,667. All option awards granted to Outside Directors during the year ended December 31, 2007 required no requisite service period and vested immediately; therefore, compensation cost recognized during the year ended December 31, 2007 equaled the total grant date fair value. Compensation cost for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings, pursuant to SFAS 123R.

(5)	The aggregate number of stock awards that had been granted to Mr. Dole as of December 31, 2007 is 5,967. All option awards granted to Outside Directors during the year ended December 31, 2007 required no requisite service period and vested immediately; therefore, compensation cost recognized during the year ended December 31, 2007 equaled the total grant date fair value. Compensation cost for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings, pursuant to SFAS 123R.

For the fiscal year beginning July 1, 2007, and for each year thereafter, each Outside Director will receive an aggregate of $60,000 each fiscal year of service on the Board of Directors, and will be reimbursed for expenses incurred in attending meetings and for other expenses incurred on the Company’s behalf. This $60,000 fiscal payment will be distributed through a (i) cash payment to each Outside Director of $30,000 in four equal installments of $7,500 each on the first business day of each fiscal quarter; and (ii) grant of common stock valued at $30,000 based on the market price for the Company’s common stock at the date of grant, issuable to each Outside Director on July 1st of each year or as close thereto as is reasonably possible.

During the year ended December 31, 2007, there were no material modifications made, nor were there any performance or market conditions applicable, to any outstanding option agreements held by our Outside Directors.

Certain Relationships and Related Transactions

Our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions.

The Company has not implemented a formal written policy concerning the review of related party transactions, but compiles information about transactions between the Company and its directors and officers, their immediate family members, and their affiliated entities, including the nature of each transaction and the amount involved. The Board of Directors annually reviews and evaluates this information, with respect to directors, as part of its assessment of each director’s independence. Based on a review of the transactions between the Company and its directors and officers, their immediate family members, and their affiliated entities, the Company has determined that, during the 2007 fiscal year, it was not a party to any transaction in which the amount involved exceeds $120,000 and in which any of the Company’s directors, executive officers or greater than five percent shareholders, or any of their immediate family members or affiliates, have a direct or indirect material interest.

During the fiscal year ended December 31, 2007, there were no transactions with any related person (as defined by the SEC) requiring disclosure as defined by the SEC or The NASDAQ Stock Market listing standards.

Stock Option Plans

The 2000 Stock Option Plan

In December 1999, our Board of Directors approved the Company’s 2000 Stock Option Plan (the “2000 Plan”), which was subsequently approved by our stockholders. Pursuant to the 2000 Plan, we may grant options to purchase an aggregate of 200,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2000 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2000 Plan is administered by an option committee that determines the terms of the options, subject to the requirements of the 2000 Plan. At December 31, 2007, options to purchase 11,214 shares of Common Stock were outstanding under the 2000 Plan and no additional options to purchase could be granted under the 2000 Plan.

The 2002 Stock Option Plan

In December 2001, our Board of Directors approved our 2002 Stock Option Plan (the “2002 Plan”), which subsequently was approved by our stockholders. Pursuant to the 2002 Plan, we may grant options to purchase an aggregate of 300,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2002 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2002 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2002 Plan. The option committee may be the entire Board or a committee of the Board. At December 31, 2007 options to purchase 153,986 shares of Common Stock were outstanding under the 2002 Plan and options to purchase an additional 130,971 shares could be granted under the 2002 Plan.

2003 Stock Option and Compensation Plan

In November 2002, our Board of Directors approved our 2003 Stock Option and Compensation Plan (the “2003 Plan”), which was subsequently approved by our stockholders. Pursuant to the 2003 Plan, we may grant options to purchase an aggregate of 300,000 shares of our Common Stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2003 Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The 2003 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2003 Plan, except that the option committee did not administer the 2003 Plan with respect to automatic grants of shares and options to Outside Directors. The option committee may be the entire Board or a committee of the Board. In the past, Outside Directors automatically received options to purchase 5,000 shares pursuant to the 2003 Plan at the time of their election as an Outside Director and thereafter on the first business day after each annual meeting of stockholders if still an Outside Director at that time. These Outside Director options are exercisable at the time of grant, and the exercise price for these options is equal to the fair market value of our common stock on the date of grant. Under the 2003 Plan, all options granted to Outside Directors expire three years after the date of grant. The 2003 Plan also provided that Outside Directors would receive 2,000 shares of common stock on each July 1st that they were an Outside Director. At December 31, 2007, options to purchase 109,514 shares of Common Stock were outstanding under the 2003 Plan and options to purchase an additional 141,643 shares could be granted under the 2003 Plan. As described above, in 2008 the Board of Directors modified the form of compensation that the Outside Directors receive for their services.

2007 Stock Option and Compensation Plan

In 2006, our Board of Directors and the stockholders of the Company approved the 2007 Stock Option and Compensation Plan. The Plan authorizes an Option Committee to grant options, restricted stock, stock appreciation rights, or any combination thereof. The Option Committee will determine the recipients of these awards by considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters. The 2007 Plan provides that no more than 500,000 shares of our common stock may be issued for awards. If there is any change in the Company’s common stock by reason of any stock exchange, merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise, then the Option Committee will make adjustments to the aggregate number and kind of shares subject to the 2007 Plan, and the number and kind of shares and the price per share subject to the outstanding awards in order to preserve, as nearly as practical, but not to increase, the benefits to participants. If an award granted under the 2007 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2007 Plan. To date, no shares have been issued under the 2007 Plan. Awards may be made to any employee, officer or director of the Company and its related companies, or any other person who provides services to the Company and its related companies.

The 2007 Plan will be administered by an Option Committee, which shall consist of the Board or a committee of the Board as the Board may from time to time designate. The Board has designated the Compensation Committee of the Board to serve as the Option Committee to administer the 2007 Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 with respect to shares of common stock that may be issued under our existing compensation plans. We have four equity compensation plans — the 2000 Stock Option Plan, the 2002 Stock Option Plan, the 2003 Stock Option and Compensation Plan, and the 2007 Stock Incentive Plan.

(c)
	(a)		Number of Securities
	Number of	(b)	Remaining Available for
	Securities to be	Weighted-	Future Issuance Under
	Issued Upon	Average Exercise	Equity Compensation
	Exercise of	Price of	Plans (Excluding
	Outstanding	Outstanding	Securities Reflected in
Plan Category	Options	Options	Column (a))

Equity Compensation plans approved by security holders	263,500	$17.71	772,614 (1)

(1)	Represents no shares for issuance under the 2000 Stock Option Plan, 130,971 shares available for issuance under the 2002 Stock Option Plan, 141,643 shares available for issuance under the 2003 Stock Option and Compensation Plan and 500,000 shares available for issuance under the 2007 Stock Incentive Plan.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Auditors

Currently, the Company has selected HEIN & Associates LLP (“HEIN”) as its independent registered public accounting firm for the fiscal year ended December 31, 2008. During the two most recent fiscal years and subsequent interim period prior to its selection as independent accountants, HEIN had not been consulted by the Company on any of the matters referenced in Regulation S-K Item 304(a)(2)(i) or (ii). A representative of HEIN is expected to be present at the Annual Meeting to respond to stockholders’ questions and to make a statement if the representative so desires.

Audit Fees

The aggregate fees billed for professional services rendered by HEIN for its audit of our annual financial statements (including the audit of our internal control over financial reporting in fiscal years 2007, 2006 and 2005) and its review of our financial statements included in Forms 10-Q in fiscal years 2007, 2006 and 2005 were $246,000, $202,000, and $170,000, respectively.

Audit Related Fees

The aggregate fees billed for audit related services by HEIN in years 2007, 2006 and 2005 were $72,500, $3,700 and $2,100, respectively. The fees incurred during 2007 related to the filing of our secondary common stock offering and the issuance of our 9.25% Series A Preferred Stock offering under our shelf registration statement on Form S-3. The fees incurred during 2006 related to the filing of our shelf registration on Form S-3. Fees incurred during 2005 related to the implementation of new accounting pronouncements.

Tax Fees

The aggregate fees billed by our independent auditors in each of years 2007, 2006 and 2005 for professional services for tax compliance, tax advice or tax planning were $27,956, $24,000 and $14,180, respectively.

All Other Fees

There were no fees billed by our independent auditors in each of years 2007, 2006 and 2005 for professional services other than the services described above.

Audit Committee Pre-Approval

Our Audit Committee Charter provides that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to deminimus exceptions for other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) that the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved 100% of HEIN’s fees for audit services in year 2007, 2006 and 2005. Audit-related fees for services performed by HEIN in years 2007, 2006 and 2005 were not recognized by us at the time of the engagement to be non-audit services. Except as indicated above, there were no fees other than audit fees for years 2007, 2006 and 2005, and the auditors engaged performed all the services described above with their full time permanent employees.

PROPOSAL FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL #1 — ELECTION OF DIRECTOR

At the Annual Meeting, the stockholders will elect one member of the Board of Directors of the Company to a three-year term. The Board has nominated Mr. Sigmund Balaban for this three-year term as a director. If elected, Mr. Balaban will hold office until his term expires and respective successors are elected and have qualified or upon his resignation from the Board. Mr. Balaban has served as a Director of the Company since 2005. Mr. Balaban served as Senior Vice President / Corporate Secretary, of Fujitsu General America, Inc. of Fairfield, New Jersey, from 2000 until July of 2001 when he retired. Prior to that time, Mr. Balaban was Vice President, Credit of Teknika Electronics beginning in 1986 and served as Senior Vice President and General Manager of Teknika Electronics beginning in 1992. In October 1995, Teknika Electronics changed its name to Fujitsu General America, Inc. Fujitsu General America, Inc. is a subsidiary of Fujitsu General, Ltd., a Japanese multiline manufacturer. Mr. Balaban has served as a director of ARC Wireless Solutions, Inc. (OTCBB: ARCS) since December 1994 and as chairman of its Audit Committee since July 2002.

The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, assuming a quarum is present, is required to elect a director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for the person named below as management’s nominee for a director of the Company. The nominee currently is a director of the Company.

It is not anticipated that the nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.

The following table sets forth the nominee’s age, his positions and offices with the Company, the expiration of his current existing term as a director, and the year in which he first became a director of the Company. For additional information concerning the nominee for director, including stock ownership and compensation, see the discussion above, “— Executive Compensation and Discussion”, and “— Security Ownership of Certain Beneficial Owners and Management.”

		Position with the	Expiration of Term	Initial Date as
Name	Age	Company	of Director	Director

Sigmund Balaban	66	Director(1)	2007 Annual Meeting	2005

(1)	Member of the Audit Committee and the Compensation Committee.

Other Directors and Executive Officers

The following table sets forth the Company’s other directors and its current executive officers’. Individual background information concerning each of these directors and executive officers follows the table.

Name	Age	Position with the Company

Roy G. Cohee	58	Director
Richard Dole	62	Chairman of the Board
Stephen H. Hollis	57	Director
Kurtis S. Hooley	43	Chief Financial Officer
D. Steven Degenfelder	51	Vice President, Land
Robert F. Reiner	59	Vice President, Operations
Aubrey Harper	57	Vice President, Eastern Washakie Midstream LLC, effective April 15, 2008
Carol A. Osborne	56	Corporate Secretary

Roy G. Cohee has served as a Director of the Company since 2001. Mr. Cohee serves as Chairman of the Compensation Committee of our Board of Directors. He has served as President of C & Y Transportation Co. since 1986. C & Y Transportation Co. started business in Casper, Wyoming in 1966 and is a privately held company focused on the transportation and storage of oil field equipment and supplies throughout the Western U.S. and Canada. Mr. Cohee has been with C & Y Transportation Co. since its inception in 1966. Mr. Cohee was elected to his first term in the Wyoming House of Representatives in 1998 and currently is in his fifth term and sits on the House Highways and Transportation Committee and the House Revenue Committee, while serving as Speaker of the House.

Richard Dole has served as a Director of the Company since 2005 and Chairman of the Board since December 31, 2007. Mr. Dole serves as chairman of the Audit Committee of our Board of Directors and is a designated financial expert. Mr. Dole joined Petrosearch Corporation as a Director in July 2004, and assumed the positions of Chairman, President and CEO of the Company upon completion of the reorganization and merger of the Company into Petrosearch Energy Corporation (OTCBB:PTSG) effective in December 2004. Mr. Dole previously served as Vice President and Chief Financial Officer for Burlington Resources International from 1998 to 2000. From 2000 through 2004, he was active in consulting and financial services. He was a co-founder of Benefits Access Solutions, LLC, a company formed to provide financial services and benefit options to employees and members of corporate organizations. He also was co-founder and managing partner of Innovation Growth Partners, LLC, a firm that provided management and consulting services to early stage companies. Mr. Dole’s extensive industry experience includes being National Partner-in-Charge of Business Process Solutions at KPMG. Prior to that he was with Coopers & Lybrand (now PricewaterhouseCoopers) where he served as Assurance and Business Advisory Partner for nearly 20 years and also served in numerous senior management roles, including National Chairman for the Energy and Natural Resources Industry practices for over 15 years and as the Vice Chairman for the U.S. Process Management business unit. Mr. Dole was also a member of the Board of Directors of Westport Resources Corporation (NYSE: WRC) from August 2003 until July 2004 when Westport was merged into Kerr McGee Corp, and served as a member of its audit committee and a designated financial expert.

Stephen H. Hollis served as the President and Chief Executive Officer of the Company from January 1994 through December 31, 2007 and previously served as a Vice-President of the Company from December 1989 through January 1994. Mr. Hollis has also served as a Director of the Company since December 1989. Mr. Hollis has served as the Vice President of Hollis Oil & Gas Co., a small oil and gas company, of which he owns 51% beneficial interest, since January 1994 and served as the President of Hollis Oil & Gas Co. from June 1986 through January 1994. In 1979, Mr. Hollis joined Marathon Oil Company and held various positions until 1986, when he founded Hollis Oil & Gas Co. Mr. Hollis was a geologist for an affiliate of United Nuclear Corporation from 1974 to 1977 and a consulting geologist from 1977 to 1979. Mr. Hollis is a past President of the Wyoming Geological Association and past President of the Rocky Mountain Section of the AAPG. Mr. Hollis received a Bachelor of Arts degree in

Geology from the University of Pennsylvania in 1972 and a Masters degree in Geology from Bryn Mawr College in 1974.

Kurtis S. Hooley has served as the Company’s Chief Financial Officer since December 31, 2007. Prior to this time, Mr. Hooley served in differing capacities for the Company since 2004, including his latest position as the Director of Business Development and Financial Planning and as an external consultant for the implementation of internal controls. Prior to joining Double Eagle as the Director of Business Development and Financial Planning, Mr. Hooley served from 2003 to 2006 as the President of MKH Enterprises, a consulting firm primarily focused on the implementation of Sarbanes Oxley, internal control procedures and technical accounting pronouncements. From 2001 to 2003, Mr. Hooley was the Managing Director of Hain Celestial Canada, the parent company of Vancouver-based Yves Veggie Cuisine, a manufacturer and distributor of vegetarian alternative cuisine. From 1999 to 2001, Mr. Hooley served as the Director of Finance for Celestial Seasonings. Prior to 1999, Mr. Hooley served in a number of accounting capacities with Arthur Andersen LLP, most recently as an Experienced Audit Manager. Mr. Hooley is a Certified Public Accountant with a Bachelor of Science in Accounting from Regis University.

D. Steven Degenfelder has served as Vice President of Land since February 1998. Mr. Degenfelder began his career in the oil and gas business as a roustabout in the oil fields of southeast New Mexico. After graduating from college, he held various land management positions with Marathon Oil Company from 1979 to 1981, Paintbrush Petroleum Corporation from 1981 to 1985 and Tyrex Oil Company from 1985 to 1995, where he served as Vice President and Director. Mr. Degenfelder served as Deputy Director of the Wyoming Office of State Lands and Investments from 1995 to 1997. He currently serves on the Board of Directors of the Petroleum Association of Wyoming and is Chairman of the Natrona County Planning and Zoning Commission. He is a member of the American Association of Professional Landmen and is past President of the Wyoming Association of Professional Landmen. Mr. Degenfelder is a Certified Professional Landman and received a degree in Business Administration from Texas Tech University in 1979.

Robert F. Reiner has served as Vice President of Operations since January 2008. Mr. Reiner has served as the Senior Engineer for the Company since 2004. Prior to joining Double Eagle, Mr. Reiner served from 2001 to 2004 as the Directional Drilling Coordinator of Sperry-Sun Drilling Services. From 2000 to 2001, Mr. Reiner operated Reiner Engineering, a consulting engineering firm, and acted as an interim Drilling Superitendent and Engineer on a contract basis. From 1999 to 2000, Mr. Reiner served as the Manager of Operations for SST Energy Corporation. Mr. Reiner served as a Drilling Engineer for Pecten Producing Company, a wholly-owned subsidiary of Shell Oil Company, from 1997 to 1999. Mr. Reiner also served as a Drilling Superintendent from 1990-1997 for Wexpro Company. Prior to 1990, Mr. Reiner was employed by several oil and gas companies as an Operations Manager and Drilling Superintendent. Mr. Reiner is a Registered Professional Engineer in Colorado and Wyoming with a Bachelor of Science in Petroleum Engineering from Colorado School of Mines.

Aubrey Harper was appointed to the position of Vice President of Eastern Washaki Midstream, LLC, the Company’s wholly-owned subsidiary, effective April 15, 2008. Mr. Harper has over 30 years experience in the installation, development, commercialization and operations of pipeline, gathering, transmission and distribution systems. For the past eight months, Mr. Harper has been serving as a consultant on the Company’s Catalina drilling program. Prior to joining Double Eagle, Mr. Harper worked for Willbros Midstream Services, a petroleum engineering and solutions company, since 2002 serving in various capacities including General Manager.

Carol A. Osborne has served as the Secretary of the Company since January 1996 and previously served as the Assistant Secretary of the Company from December 1989 until January 1996. In addition, Ms. Osborne has served as the Company’s Office Manager since 1981.

Nominations

The Company does not currently have a nominating committee because it believes that currently, the nominating functions should be relegated to the full Board of Directors. Nominees for director will be selected or recommended by our independent directors, as defined by the applicable listing standards of The NASDAQ Stock Market. Our independent directors are Messrs. Balaban, Cohee and Dole. In selecting nominees for the Board of Directors, we seek a board with a variety of experiences and expertise, and we will consider business experience in the industry in which we operate, financial expertise, independence from transactions with us, experience with publicly traded companies, experience with relevant regulatory matters in which we are involved, and reputation for integrity and professionalism. The independent directors will consider in good faith director candidates who meet the minimum qualifications and who are recommended by stockholders.

Our bylaws contain a specific provision regarding nominations made by stockholders for the election of directors. To be considered for nomination by the Board of Directors at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote. Stockholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address, not fewer than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. If fewer than 60 days’ notice of the meeting is given to stockholders, stockholders’ nominations for director must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Each notice of nomination of directors by a stockholder must contain certain information about the proposed nominee, including name, age, business address and, if known, residence address of each nominee proposed in that notice, the principal occupation or employment for the five years preceding the date of the notice, the number of shares of the Company’s common stock beneficially owned by each nominee, and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder. The Board of Directors or a nominating committee of the Board of Directors, if one is formed in the future, will consider nominations for directors submitted by stockholders in accordance with the above procedure. The chairman of any meeting of our stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and that the defective nomination will be disregarded.

Required Vote; Board Recommendation

An affirmative vote of the majority of shares of Common Stock represented at the Annual Meeting in person or by proxy is necessary to elect each director.

The Board of Directors unanimously recommends a vote for the nominee, Mr. Sigmund Balaban, for election as a director.

VOTING PROCEDURES

Votes at the Annual Meeting are counted by an inspector of election appointed by the Board or the chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval the items submitted to stockholders for their consideration unless a different number of votes is required by statute or our articles of incorporation or bylaws. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his or her proxy card and withholds authority to vote on any matter, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2008 fiscal year, proposals by individual stockholders must be received by us no later than January 2, 2009.

In addition, under Rule 14a-4(c)(1) of the Securities Exchange Act, the proxy solicited by the Board of Directors for the next annual meeting of stockholders following the end of our 2008 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than March 19, 2009.

OTHER BUSINESS

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this proxy statement. If any other business should come before the Annual Meeting, the persons named in the enclosed form of proxy will vote such proxy according to their judgment on such matters.

Carol A. Osborne
Corporate Secretary

Dated: April 16, 2008

*****

PROXY	PROXY
DOUBLE EAGLE PETROLEUM CO.
For the Annual Meeting of Stockholders
Proxy Solicited on Behalf of the Board of Directors
        The undersigned hereby appoints Kurtis S. Hooley and D. Steven Degenfelder, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Double Eagle Petroleum Co. (the “Company”) to be held on May 29, 2008, at 1:00 P.M. (Mountain Standard Time) at the Grand Hyatt Denver, 1750 Welton St, Denver, Colorado 80202, or any adjournments thereof, on the following matters:
[X] Please mark votes as in this example.
1.	ELECTION OF A DIRECTOR FOR A THREE-YEAR TERM AS DESCRIBED IN THE PROXY STATEMENT:

Nominee:

		Term to Expire at the
Class	Director	Annual Meeting in:

Class III	Sigmund Balaban	2011

FOR NOMINEE [ ]

WITHHELD FROM NOMINEE [ ]

2.	In their discretion, the proxies are, and each of them hereby is, authorized to vote upon an adjournment or postponement of the meeting.

[ ] YES [ ] NO [ ] ABSTAIN

3.	In their discretion, the proxies are, and each of them hereby is, authorized to vote upon such other business as may properly come before the meeting.

[ ] YES [ ] NO [ ] ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]
        Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Item 1. This proxy is solicited on behalf of the Board of Directors of Double Eagle Petroleum Co.

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Dated:

Signature:

Signature:

Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

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